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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Allied Motion Technologies Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 33-37473, 33-44997, 333-21337, 333-55344 and 333-122281) on Form S-8 and in the registration statement (No.333-119090) on Form S-3 of Allied Motion Technologies Inc. of our report dated March 21, 2005, with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the years ended December 31, 2004 and 2003, the six-month period ended December 31, 2002, and for the fiscal year ended June 30, 2002, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Allied Motion Technologies Inc.

        As discussed in note 1 to the consolidated financial statements, Allied Motion Technologies Inc. and subsidiaries adopted the provisions of Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets", effective July 1, 2002.

KPMG LLP

Denver, Colorado
March 24, 2005

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  Exhibit 23